Exhibit 10.1

SEACHANGE INTERNATIONAL, INC.

Restricted Stock Unit Agreement

SeaChange International, Inc., a Delaware corporation (the “Company”), hereby grants as of the award date below (“Award Date”) to the person named below (the “Recipient”), and the Recipient hereby accepts, an award (“Award”) of Restricted Stock Units (“RSU”) that will vest as described in the Vesting Schedule, such Award to be subject to the terms and conditions specified in the attached Exhibit A.

Recipient Name:

Award Date:

Award Number:

Number of RSUs:

Vesting Schedule:

Vesting Date	Number of RSUs

By signing this Agreement, the Recipient acknowledges receipt of a copy of this Agreement and a copy of the Plan (as defined below) and the Prospectus related thereto.

This Agreement will be effective only upon execution by the Recipient and delivery of such signed Agreement to the Company.

IN WITNESS WHEREOF, the Company and the Recipient have caused this instrument to be executed as of the Award Date set forth above.

(Recipient Signature)	SEACHANGE INTERNATIONAL, INC.

By:
(Street Address)	Name: Title:	Anthony Dias Chief Financial Officer, Senior Vice President Finance & Administration and Treasurer
(City/State/Zip Code)

Exhibit A

Restricted Stock Unit Agreement

Terms and Conditions

1. Award. The Recipient is hereby granted an Award of RSUs, effective as of the date set forth on the cover page attached hereto (the “Award Date”), subject to the terms and condition set forth herein (collectively with the cover page, the “Agreement”), and subject to and governed by the Company’s Amended and Restated 2011 Equity Compensation and Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. Each RSU represents the right to receive one share of the Company’s Common Stock upon the satisfaction of terms and conditions set forth in this Agreement and the Plan.

2. Vesting. Except as set forth in Section 5 herein, the RSUs will remain restricted and may not be sold, assigned, exchanged, pledged or otherwise transferred by the Recipient until the RSUs have become vested pursuant to the terms of this Agreement. The RSUs will vest as provided on the cover page hereto. Each date on which a portion of the Award vests shall be referred to herein as a “Vesting Date.”

3. Distribution of the Award; Taxes; Dividend Equivalents. As soon as reasonably practicable following each Vesting Date, the Company will release the portion of the Award that has become vested as of such Vesting Date in the form of shares of the Company’s Common Stock.

Upon the vesting of such RSUs, the Company will provide irrevocable instructions to a broker on behalf of the Recipient to sell a number of shares equal in value to reasonably satisfy any applicable withholding taxes, FICA contributions, or the like under any national, federal, state, local or other statute, ordinance, rule, or regulation in connection with the vesting of the RSUs (the “Taxes”). The proceeds from such sale will be remitted to the Company to pay the Taxes on behalf of the Recipient. By accepting this RSU award, the Recipient is hereby authorizing the Company to provide such instructions regarding the settlement of the RSUs and the payment of the Taxes.

The Recipient shall have the right to receive dividend equivalent payments with respect to the Common Stock subject to the Award as provided in this paragraph. Upon each Vesting Date, Recipient shall be entitled to receive a dividend equivalent payment in respect of the shares of Common Stock covered by the Award that are not vested on the record date for each dividend payment, if any, made by the Company on its Common Stock for which the record date occurred (i) on or after the Award Date or the immediately preceding Vesting Date, as the case may be, and (ii) prior to the applicable Vesting Date, in an amount in cash equal to the amount of any dividend which otherwise would have been paid to the Recipient if such unvested shares had been issued for the benefit of the Recipient on the record dates for such dividend payments, subject to any applicable withholding for Taxes. Such dividend equivalent payments may be settled by the Company subject to such other conditions or terms that the Committee may establish. Except for dividend equivalent payments, the Recipient shall have no rights as a stockholder, including voting rights, with respect to the RSUs.

4. Termination of Relationship with the Company. If the Recipient ceases to be employed by the Company or a Subsidiary, or to be a Director of the Company, for any reason, any portion of the Award that has not become vested on or prior to the date of such cessation shall thereupon be forfeited.

5. Award Not Transferable. The Award will not be assignable or transferable by the Recipient, except by will or the laws of descent and distribution.

6. Transferability of Award Shares. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the shares of Common Stock represented by the RSUs will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. The Company reserves the right to place restrictions required by law on any shares of the Company’s Common Stock received by the Recipient pursuant to the Award.

7. Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Recipient’s acceptance of this Agreement, the Recipient agrees to be bound by all of the terms of this Agreement and the Plan. Notwithstanding any other provision of this Section 7, in the event that the provisions of this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), the provisions of this Agreement shall comply with, and shall be interpreted in a manner consistent with, Section 409A.

8. No Rights to Continued Employment. Nothing in this Agreement confers any right on the Recipient to continue as an employee or Director of the Company or a Subsidiary or affects in any way the right of any of the Company or a Subsidiary to terminate any such relationship of the Recipient.

9. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address set forth above or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. The Company may amend, suspend or terminate the Plan, this Agreement and the Award granted hereunder at any time; provided, however, that no such amendment, suspension or termination may materially impair any Award without the Recipient’s written consent.

(c) Fractional Shares. If the shares under this Award become issuable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. Except as provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 5 hereof.

(f) Governing Law. Participants and the Company agree to resolve issues that may arise out of or relate to the Plan or the same subject matter by binding arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association. The Plan and Award granted hereunder, including the Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(g) Data Protection Waiver. The Recipient understands and consent to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Recipient’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Recipient’s employment and/or residence.

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